Exhibit 99.1

FOR IMMEDIATE RELEASE

Organogenesis Holdings Inc. Reports Third Quarter 2026 Financial Results

CANTON, Mass., (November 5, 2026) -- Organogenesis Holdings Inc. (Nasdaq: ORGO), a leading regenerative medicine and tissue innovations company focused on empowering healing through the development, manufacture, and sale of product solutions for the Advanced Wound Care and Surgical & Sports Medicine markets, today reported financial results for the third quarter ended September 30, 2026.

Third Quarter 2026 Financial Results Summary:

•
Net revenue of $45.5 million for the third quarter of 2026, a decrease of $105.0 million compared to net revenue of $150.5 million for the third quarter of 2025. Net revenue for the third quarter of 2026 consists of:
o
Net revenue from Advanced Wound Care products of $38.2 million, a decrease of 73% from the third quarter of 2025.
o
Net revenue from Surgical & Sports Medicine products of $7.3 million, a decrease of 19% from the third quarter of 2025.
•
Net loss of $29.6 million for the third quarter of 2026, compared to net income of $21.6 million for the third quarter of 2025, an increase in net loss of $51.2 million.
•
Adjusted net loss of $29.3 million for the third quarter of 2026, compared to adjusted net income of $23.2 million for the third quarter of 2025, an increase in adjusted net loss of $52.5 million.
•
Adjusted EBITDA loss of $22.4 million for the third quarter of 2026, compared to Adjusted EBITDA income of $30.1 million for the third quarter of 2025, an increase in Adjusted EBITDA loss of $52.5 million.

“We continue to strengthen our position as a leader in regenerative medicine as customers choose a partner and products they trust,” said Gary S. Gillheeney, Sr., President, Chief Executive Officer and Chair of the Board for Organogenesis. “Third quarter revenue increased sequentially, and our market share gains are broad-based across our portfolio. We are defining a sustainable future for advanced wound care as we emerge from the market reset a stronger company anchored by evidence-based living cell products that we believe will be the cornerstone of the market going forward.”

Third Quarter 2026 Financial Results:

	Three Months Ended September 30,		Change
	2026	2025	$	%
	(in thousands, except for percentages)
Advanced Wound Care	$38,152	$141,451	$(103,299)	(73%)
Surgical & Sports Medicine	7,305	9,036	(1,731)	(19%)
Net product revenue	$45,457	$150,487	$(105,030)	(70%)

Net product revenue for the third quarter of 2026 was $45.5 million, compared to $150.5 million for the third quarter of 2025, a decrease of $105.0 million, or 70%. The decrease in net product revenue was driven by a decrease of $103.3 million, or 73%, in net product revenue for Advanced Wound Care products.

Gross profit for the third quarter of 2026 was $23.6 million, or 52% of net product revenue, compared to $114.2 million, or 76% of net product revenue for the third quarter of 2025, a decrease of $90.7 million, or 79%.

Operating expenses for the third quarter of 2026 were $74.9 million compared to $130.1 million for the third quarter of 2025, a decrease of $55.2 million, or 42%. Cost of goods sold was $21.9 million for the third quarter of 2026, compared to $36.3 million for the third quarter of 2025, a decrease of $14.4 million, or 40%. Selling, general and administrative expenses were $45.1 million for the third quarter of 2026, compared to $79.7 million for the third quarter of 2025, a decrease of $34.7 million, or 43%. R&D expense was $8.0 million for the third quarter of 2026, compared to $13.2 million for the third quarter of 2025, a decrease of $5.3 million, or 40%.

Operating loss for the third quarter of 2026 was $29.5 million, compared to an operating income of $20.7 million for the third quarter of 2025, an increase in operating loss of $50.2 million.

Total other expense, net, for the third quarter of 2026 was $0.1 million, compared to total other income, net, of $0.4 million for the third quarter of 2025, a decrease of $0.6 million.

Net loss for the third quarter of 2026 was $29.6 million, or $(0.25) per share, compared to net income of $21.6 million, or $0.11 per share, for the third quarter of 2025, an increase in net loss of $51.2 million, or $(0.36) per share.

Adjusted net loss was $29.3 million for the third quarter of 2026, compared to adjusted net income of $23.2 million for the third quarter of 2025, an increase in adjusted net loss of $52.5 million.

Adjusted EBITDA loss was $22.4 million for the third quarter of 2026, compared to Adjusted EBITDA income of $30.1 million for the third quarter of 2025, an increase in Adjusted EBITDA loss of $52.5 million.

Non-GAAP operating loss was $29.1 million for the third quarter of 2026, compared to non-GAAP operating income of $23.0 million for the third quarter of 2025, an increase in non-GAAP operating loss of $52.1 million.

Nine Months Ended September 30, 2026 Financial Results:

	Nine Months Ended September 30,		Change
	2026	2025	$	%
	(in thousands, except for percentages)
Advanced Wound Care	$103,780	$314,074	$(210,294)	(67%)
Surgical & Sports Medicine	20,732	23,885	(3,153)	(13%)
Net product revenue	$124,512	$337,959	$(213,447)	(63%)

Net product revenue for the nine months ended September 30, 2026 was $124.5 million, compared to $338.0 million for the nine months ended September 30, 2025, a decrease of $213.4 million, or 63%. The decrease in net product revenue was driven by a decrease of $210.3 million, or 67%, in net product revenue for Advanced Wound Care products.

Gross profit for the nine months ended September 30, 2026 was $53.2 million, or 43% of net product revenue, compared to $250.4 million, or 74% of net product revenue for the nine months ended September 30, 2025, a decrease of $197.2 million, or 79%.

Operating expenses for the nine months ended September 30, 2026 were $275.8 million compared to $357.2 million for the nine months ended September 30, 2025, a decrease of $81.3 million, or 23%. Cost of goods sold was $71.3 million for the nine months ended September 30, 2026, compared to $87.6 million for the nine months ended September 30, 2025, a decrease of $16.3 million, or 19%. Selling, general and administrative expenses were $164.2 million for the nine months ended September 30, 2026, compared to $226.1 million for the nine months ended September 30, 2025, a decrease of $61.8 million, or 27%. R&D expense was $41.4 million for the nine months ended September 30, 2026, compared to $34.3 million for the nine months ended September 30, 2025, an increase of $7.2 million, or 21%.

Operating loss for the nine months ended September 30, 2026 was $149.4 million, compared to an operating loss of $18.6 million for the nine months ended September 30, 2025, an increase in operating loss of $130.8 million.

Total other income, net, for the nine months ended September 30, 2026 was $0.4 million, compared to $2.1 million for the nine months ended September 30, 2025, a decrease of $1.7 million.

Net loss for the nine months ended September 30, 2026 was $179.1 million, or $(1.47) per share, compared to net loss of $6.7 million, or $(0.12) per share, for the nine months ended September 30, 2025, an increase in net loss of $172.4 million, or $(1.35) per share.

Adjusted net loss was $162.1 million for the nine months ended September 30, 2026, compared to adjusted net income of $2.3 million for the nine months ended September 30, 2025, an increase in adjusted net loss of $164.4 million.

Adjusted EBITDA loss was $104.9 million for the nine months ended September 30, 2026, compared to Adjusted EBITDA income of $14.0 million for the nine months ended September 30, 2025, an increase in Adjusted EBITDA loss of $118.9 million.

Non-GAAP operating loss was $126.1 million for the nine months ended September 30, 2026, compared to non-GAAP operating loss of $6.3 million for the nine months ended September 30, 2025, an increase in non-GAAP operating loss of $119.8 million.

As of September 30, 2026, the Company had $26.9 million in cash, cash equivalents and restricted cash and no outstanding debt obligations, compared to $94.3 million in cash, cash equivalents and restricted cash and no outstanding debt obligations as of December 31, 2025.

Fiscal Year 2026 Outlook:

For the year ending December 31, 2026, the Company now expects:

•
Total net revenue between $179.4 million and $200.0 million, representing a decline in the range of 65% to 68%, as compared to total net revenue of $564.2 million for the year ended December 31, 2025.
o
Our updated total revenue guidance continues to reflect the expectation that we see sequential improvement in our revenue trends in the fourth quarter, however, at a more measured rate versus what our prior guidance assumed, resulting in a second half revenue decline in the range of approximately 68% to 74% year over year, and compared to our prior guidance range which assumed a decline in the range of 64% to 74% year-over-year.

Third Quarter Earnings Conference Call:

Management will host a conference call at 5:00 p.m. Eastern Time on November 5th to discuss the results of the quarter, and to provide a corporate update with a question and answer session. Those who would like to participate may access the live webcast here, or access the teleconference here. The live webcast can also be accessed via the company’s website at investors.organogenesis.com. The webcast will be archived on the company website for approximately one year.

ORGANOGENESIS HOLDINGS INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except share and per share data)

	September 30,	December 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$21,326	$93,679
Restricted cash	163	652
Accounts receivable, net	92,687	217,451
Inventories, net	26,683	29,627
Asset held for sale	—	2,425
Prepaid expenses and other current assets	17,268	18,354
Total current assets	158,127	362,188
Property and equipment, net	98,600	103,711
Intangible assets, net	2,571	9,145
Goodwill	28,772	28,772
Operating lease right-of-use assets, net	47,808	55,749
Deferred tax asset, net	—	29,962
Other assets	33,027	9,203
Total assets	$368,905	$598,730
Liabilities, Redeemable Convertible Preferred Stock, and Stockholders’ Equity
Current liabilities:
Current portion of finance lease obligations	$897	$9,435
Current portion of operating lease obligations - related party	4,846	4,258
Current portion of operating lease obligations	3,569	4,949
Accounts payable	22,478	31,949
Accrued expenses and other current liabilities	15,859	49,533
Total current liabilities	47,649	100,124
Finance lease obligations, net of current portion	10,372	12,788
Operating lease obligations, net of current portion - related party	24,472	28,237
Operating lease obligations, net of current portion	20,360	22,470
Other liabilities	3,311	1,193
Total liabilities	106,164	164,812
Commitments and contingencies (Note 15)

Series A redeemable convertible preferred stock, $0.0001 par value; 130,000 shares authorized, issued and outstanding; liquidation preference of $150,922 and $142,217 at September 30, 2026 and December 31, 2025, respectively.	143,004	133,789

Stockholders’ equity:
Preferred stock, $0.0001 par value; 870,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.0001 par value; 400,000,000 shares authorized; 130,522,276 and 127,680,424 shares issued; 129,793,728 and 126,951,876 shares outstanding at September 30, 2026 and December 31, 2025, respectively.	13	13
Additional paid-in capital	302,164	303,194
Accumulated deficit	(182,440)	(3,078)
Total stockholders’ equity	119,737	300,129
Total liabilities, redeemable convertible preferred stock, and stockholders' equity	$368,905	$598,730

ORGANOGENESIS HOLDINGS INC. UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(amounts in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue:
Net product revenue	$45,457	$150,487	$124,512	$337,959
Grant income	—	377	1,928	603
Total revenue	45,457	150,864	126,440	338,562
Operating expenses:
Cost of goods sold	21,898	36,251	71,343	87,604
Selling, general and administrative	45,087	79,743	164,238	226,062
Research and development	7,961	13,221	41,419	34,256
Fair value adjustment to assets held for sale	—	922	(1,188)	9,235
Total operating expenses	74,946	130,137	275,812	357,157
Income (loss) from operations	(29,489)	20,727	(149,372)	(18,595)
Other income (expense), net:
Interest income (expense), net	(61)	415	457	2,045
Other income (expense), net	(71)	18	(59)	93
Total other income (expense), net	(132)	433	398	2,138
Net income (loss) before income taxes	(29,621)	21,160	(148,974)	(16,457)
Income tax benefit (expense)	(8)	407	(30,078)	9,789
Net income (loss) and comprehensive income (loss)	(29,629)	21,567	(179,052)	(6,668)
Accretion of redeemable convertible preferred stock to redemption value	(181)	(140)	(510)	(390)
Cumulative dividend on redeemable convertible preferred stock	(2,959)	(2,734)	(8,705)	(8,042)
Undistributed earnings allocated to participating redeemable convertible preferred stock	—	(4,168)	—	—
Net income (loss) attributable to common stockholders	$(32,769)	$14,525	$(188,267)	$(15,100)
Net income (loss) per share:
Basic	$(0.25)	$0.11	$(1.47)	$(0.12)
Diluted	$(0.25)	$0.11	$(1.47)	$(0.12)
Weighted-average common shares outstanding:
Basic	128,990,436	126,881,709	128,489,389	126,679,109
Diluted	128,990,436	130,848,995	128,489,389	126,679,109

ORGANOGENESIS HOLDINGS INC. UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(amounts in thousands, except share and per share data)

	Nine Months Ended September 30,
	2026	2025
Cash flows from operating activities:
Net loss	$(179,052)	$(6,668)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	11,769	11,207
Amortization of intangible assets	6,574	2,525
Reduction in the carrying value of right-of-use assets	7,071	6,193
Non-cash interest expense	211	208
Deferred tax expense (benefit)	29,962	(6,129)
Provision recorded for credit losses	1,161	5,403
Loss on disposal of property and equipment	723	73
Adjustment for excess and obsolete inventories	12,639	7,963
Stock-based compensation	9,494	8,974
Fair value adjustment to assets held for sale	(1,188)	9,235
Changes in operating assets and liabilities:
Accounts receivable	123,603	(64,325)
Inventories	(14,746)	(14,954)
Prepaid expenses and other current assets and other assets	6,924	(3,298)
Operating leases	(5,798)	(6,302)
Accounts payable	(6,922)	643
Accrued expenses and other current liabilities	(31,731)	(1,943)
Other liabilities	186	1,466
Net cash used in operating activities	(29,120)	(49,729)
Cash flows from investing activities:
Purchases of property and equipment	(5,712)	(9,499)
Sale of asset held for sale	3,612	—
Net cash used in investing activities	(2,100)	(9,499)
Cash flows from financing activities:
Payments of withholding taxes in connection with RSUs vesting	(3,050)	(1,798)
Proceeds from the exercise of stock options	—	155
Principal repayments of finance lease obligations	(10,598)	(869)
Issuance of common stock in connection with the ATM facility, net of offering costs	1,432	—
Construction of landlord assets, net of tenant allowance	(23,958)	(10,039)
Net cash used in financing activities	(36,174)	(12,551)
Change in cash, cash equivalents and restricted cash	(67,394)	(71,779)
Cash, cash equivalents, and restricted cash, beginning of period	94,331	136,151
Cash, cash equivalents, and restricted cash, end of period	$26,937	$64,372
Supplemental disclosure of cash flow information:
Cash paid for income taxes	$—	4,086
Supplemental disclosure of non-cash investing and financing activities:
Accretion to redemption value and cumulative dividends on redeemable convertible preferred stock	$9,215	$8,432
Change in purchases of property and equipment included in accounts payable and accrued expenses and other current liabilities	$(236)	$(2,029)
Right-of-use assets obtained through finance lease obligations	$(357)	$2,282
Right-of-use assets obtained through operating lease obligations	$—	$2,388
Deemed dividend for anti-dilution adjustment to convertible preferred stock	$310	$—
Landlord asset additions included in accounts payable and accrued expenses and other current liabilities, net of tenant allowances	$2,909	$1,925

Non-GAAP Financial Measures

Our management uses financial measures that are not in accordance with generally accepted accounting principles in the United States, or GAAP, in addition to financial measures in accordance with GAAP to evaluate our operating results. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, our reported financial results prepared in accordance with GAAP. Our management uses Adjusted EBITDA, adjusted net income (loss) and non-GAAP operating income (loss) to evaluate our operating performance and trends and make planning decisions. Our management believes Adjusted EBITDA, adjusted net income (loss) and non-GAAP operating income (loss) help identify underlying trends in our business that could otherwise be masked by the effect of the items that we exclude. Accordingly, we believe that Adjusted EBITDA, adjusted net income (loss) and non-GAAP operating income (loss) provide useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and prospects, and allowing for greater transparency with respect to key financial metrics used by our management in its financial and operational decision-making.

Adjusted EBITDA

Adjusted EBITDA consists of GAAP net loss excluding: (i) interest (income) expense, net, (ii) income tax (benefit) expense, (iii) depreciation and amortization, (iv) amortization of intangible assets, (v) stock-based compensation expense, and (vi) additional infrequently occurring adjustments described in more detail below.

The following table presents a reconciliation of GAAP net income (loss) to non-GAAP EBITDA and non-GAAP Adjusted EBITDA, for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
	(Unaudited, in thousands)
Net income (loss)	$(29,629)	$21,567	$(179,052)	$(6,668)
Interest (income) expense, net	61	(415)	(457)	(2,045)
Income tax (benefit) expense	8	(407)	30,078	(9,789)
Depreciation and amortization	3,927	4,029	11,769	11,207
Amortization of intangible assets (1)	433	842	6,574	2,525
EBITDA	(25,200)	25,616	(131,088)	(4,770)
Stock-based compensation expense	2,806	3,065	9,494	8,974
Inventory write-downs (2)	—	—	3,327	—
Restructuring charge (3)	—	516	8,957	516
Fair value adjustment to assets held for sale (4)	—	922	(1,188)	9,235
R&D program termination costs (5)	—	—	5,588	—
Adjusted EBITDA	$(22,394)	$30,119	$(104,910)	$13,955
(1)
Amount includes $4.9 million accelerated amortization of intangible assets due to a facility closure.
(2)
Amount reflects inventory write-down adjustments for excess and obsolete inventory resulting from LCD regulatory changes of $3.3 million.
(3)
Amount reflects employee severance and benefits as well as other exit costs associated with the Company’s restructuring activities of $7.9 million and inventory write-down adjustments for excess and obsolete inventory resulting from a facility closure of $1.0 million.
(4)
Amount reflects the fair value adjustment of a building sold in July 2026 classified as held for sale.
(5)
Amount reflects termination costs associated with various R&D programs and vendors.

Adjusted Net Income (Loss)

Adjusted net loss is defined as GAAP net income (loss) plus (i) amortization of intangible assets and (ii) additional infrequently occurring adjustments described in more detail below, less the estimated tax on these adjustments.

The following table presents a reconciliation of GAAP net loss to non-GAAP adjusted net income (loss), for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
	(Unaudited, in thousands)
Net income (loss)	$(29,629)	$21,567	$(179,052)	$(6,668)
Amortization of intangible assets (1)	433	842	6,574	2,525
Inventory write-downs (2)	—	—	3,327	—
Restructuring charge (3)	—	516	8,957	516
Fair value adjustment to assets held for sale (4)	—	922	(1,188)	9,235
R&D program termination costs (5)	—	—	5,588	—
Tax on above	(117)	(616)	(6,280)	(3,315)
Adjusted net income (loss)	$(29,313)	$23,231	$(162,074)	$2,293

(1)
Amount includes $4.9 million accelerated amortization of intangible assets due to a facility closure.
(2)
Amount reflects inventory write-down adjustments for excess and obsolete inventory resulting from LCD regulatory changes of $3.3 million.
(3)
Amount reflects employee severance and benefits as well as other exit costs associated with the Company’s restructuring activities of $7.9 million and inventory write-down adjustments for excess and obsolete inventory resulting from a facility closure of $1.0 million.
(4)
Amount reflects the fair value adjustment of a building sold in July 2026 classified as held for sale.
(5)
Amount reflects termination costs associated with various R&D programs and vendors.

Non-GAAP Operating Income (Loss)

Non-GAAP operating income (loss) is defined as GAAP income (loss) from operations plus (i) amortization of intangible assets and (ii) additional infrequently occurring adjustments described in more detail below.

The following table presents a reconciliation of GAAP income (loss) from operations to non-GAAP operating income (loss), for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
	(Unaudited, in thousands)
Income (loss) from operations	$(29,489)	$20,727	$(149,372)	$(18,595)
Amortization of intangible assets (1)	433	842	6,574	2,525
Inventory write-downs (2)	—	—	3,327	—
Restructuring charge (3)	—	516	8,957	516
Fair value adjustment to assets held for sale (4)	—	922	(1,188)	9,235
R&D program termination costs (5)	—	—	5,588	—
Non-GAAP operating income (loss)	$(29,056)	$23,007	$(126,114)	$(6,319)
(1)
Amount includes $4.9 million accelerated amortization of intangible assets due to a facility closure.

(2)
Amount reflects inventory write-down adjustments for excess and obsolete inventory resulting from LCD regulatory changes of $3.3 million.
(3)
Amount reflects employee severance and benefits as well as other exit costs associated with the Company’s restructuring activities of $7.9 million and inventory write-down adjustments for excess and obsolete inventory resulting from a facility closure of $1.0 million.
(4)
Amount reflects the fair value adjustment of a building sold in July 2026 classified as held for sale.
(5)
Amount reflects termination costs associated with various R&D programs and vendors.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations or forecasts of future events. Forward-looking statements may be identified by the use of words such as “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements include statements relating to the Company’s expected revenue, competitive positioning and long-term opportunities. Forward-looking statements with respect to the operations of the Company, strategies, prospects, and other aspects of the business of the Company are based on current expectations that are subject to known and unknown risks and uncertainties, which could cause actual results or outcomes to differ materially from expectations expressed or implied by such forward-looking statements. These factors include, but are not limited to: (1) the impact of any changes to the coverage and reimbursement levels for the Company’s products, particularly in light of CMS’ updated 2026 Medicare reimbursement and coverage changes; (2) the Company faces significant and continuing competition, which could adversely affect its business, results of operations and financial condition; (3) rapid technological change could cause the Company’s products to become obsolete and if the Company does not enhance its product offerings through its research and development efforts, it may be unable to effectively compete; (4) to be commercially successful, the Company must convince physicians that its products are safe and effective alternatives to existing treatments and that its products should be used in their procedures; (5) the Company’s ability to raise funds to expand its business; (6) the Company has incurred losses in the prior periods and may incur losses in the future; (7) changes in applicable laws or regulations; (8) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; (9) the Company’s ability to maintain production or obtain supply of its products in sufficient quantities to meet demand; (10) the Company’s ability to build out its Smithfield, Rhode Island facility on time and on budget; (11) whether (and on what timeline) the Company is able to obtain regulatory approval for and successfully commercialize Amnuvx; and (12) other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission, including Item 1A (Risk Factors) of the Company’s Form 10-K for the year ended December 31, 2025 and its subsequently filed periodic reports. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Although it may voluntarily do so from time to time, the Company undertakes no commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable securities laws.

About Organogenesis Holdings Inc.

Organogenesis Holdings Inc. is a leading regenerative medicine and tissue innovations company focused on empowering healing through the development, manufacture, and sale of solutions for the Advanced Wound Care and Surgical & Sports Medicine markets. Organogenesis offers a comprehensive portfolio of innovative regenerative products to address patient needs across the continuum of care. For more information, visit www.organogenesis.com.

Investor Inquiries:
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